                                                            EXHIBIT 23(a)

SUTHERLAND, ASBILL & BRENNAN LLP
1275 PENNSYLVANIA AVENUE, N.W.
WASHINGTON, D.C. 20004-2404


                              April 29, 1998


VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ms. Watson and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of the accompanying Registration Statement on Form S-1 (File No. 333-_________) for Golden American Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL & BRENNAN LLP

                                   By: /s/Susan S. Krawczyk
                                       ------------------
                                       Susan S. Krawczyk